Exhibit 99.1

ABM INDUSTRIES ANNOUNCES

2015 SECOND QUARTER FINANCIAL RESULTS

Revenues Increase 3.2% to a Q2 record $1.27 billion

Adjusted Net Income Increases 13.3%; net income up 20.4%

Declares 197th Consecutive Quarterly Dividend

New York, NY - June 2, 2015 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2015 second quarter that ended April 30, 2015.

	Three Months Ended April 30,		Increase/ (Decrease)	Six Months Ended April 30,		Increase/ (Decrease)
($ in millions, except per share amounts) (unaudited)	2015	2014		2015	2014

Revenues	$1,270.1	$1,231.3	3.2%	$2,559.5	$2,457.8	4.1%

Operating profit	$30.8	$27.9	10.4%	$50.0	$51.8	(3.5)%
Adjusted operating profit	$35.9	$34.2	5.0%	$61.7	$59.8	3.2%

Net income	$18.3	$15.2	20.4%	$36.0	$28.3	27.2%
Net income per diluted share	$0.32	$0.27	18.5%	$0.63	$0.50	26.0%

Adjusted net income	$21.3	$18.8	13.3%	$42.8	$32.9	30.1%
Adjusted net income per diluted share	$0.37	$0.33	12.1%	$0.75	$0.58	29.3%

Net cash provided by operating activities	$71.4	$76.6	(6.8)%	$39.0	$37.7	3.4%

Adjusted EBITDA	$52.5	$49.4	6.3%	$93.8	$90.9	3.2%

This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted net income”, “Adjusted net income per diluted share” (or “Adjusted EPS”) and “Adjusted operating profit”. Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.

Second Quarter 2015 Results:

•	Revenues for the quarter totaled $1.27 billion, an increase of 3.2% compared to $1.23 billion in the second quarter of 2014, due to contributions from acquisitions and organic growth.

•	Adjusted net income rose 13.3% to $21.3 million, from $18.8 million in the second quarter of 2014, while adjusted net income per diluted share improved 12.1% to $0.37 from $0.33 in the prior-year period.

•	Net income rose 20.4% to $18.3 million, compared with $15.2 million for the second quarter of 2014. Net income per diluted share rose 18.5% to $0.32, compared with $0.27 in last year's second quarter.

•	Adjusted EBITDA increased 6.3% to $52.5 million from $49.4 million.

Management Commentary

“Our results in the second quarter reflect the success of our people and their continued commitment to providing a level of services our clients have come to expect,” said Scott Salmirs, ABM’s president and chief executive officer. "I am encouraged by how the firm continues to evolve toward a customer-centric approach.”

Second quarter revenues increased by $39 million or 3.2% to $1.27 billion. Adjusted net income rose by $2.5 million or 13.3% to $21.3 million compared to the prior-year period, driven primarily from enhancements to in-year risk management safety programs, operational efficiencies, contributions from acquisitions, and new business. Partially offsetting these benefits was one additional day of labor expense, and an increase in expenses to support sales and IT initiatives.

ABM’s Onsite organization was able to drive higher operating margins among its divisions, through cancellation or loss of low margin business, the continuing benefit from enhancements to in-year risk management and safety programs, and improved operational efficiencies.

The Building & Energy Solutions Group ("BESG") achieved revenue growth of 2.5% to $121.5 million compared to $118.5 million, but experienced a decline in operating profit of $0.3 million or 8.6% compared to the second quarter of fiscal 2014.  A portion of our BESG business is project related and seasonal, typically showing significantly stronger performance in the third and fourth quarters. The company continues to expect year-over-year double digit growth in revenue and operating profit in this business and anticipates the balanced portfolio mix of project and recurring maintenance businesses will deliver long-term profitable growth for the enterprise.

The Air Serv business (Other Segment), had another quarter of exceptional revenue growth with an increase of 12.8% to $96.1 million from $85.2 million compared to the second quarter of fiscal 2014. The Air Serv service capabilities continue to resonate in the aviation industry. Operating profit for Air Serv increased by $0.6 million, or 25.0% to $3.0 million due to lower amortization, and enhancements to in-year risk management and safety programs.

Salmirs continued, “Since the announcement of my promotion to chief executive officer I have spent considerable time with our employees, our clients, and our shareholders. I firmly believe we have the opportunity to build on the solid foundation we created over the last few years. To help accomplish this, we launched a broad strategic review and we recently enlisted the Boston Consulting Group to assist us in developing the framework for a comprehensive long-term strategic plan. In the fall, we expect to share the details of the strategic plan. Our intention is to enhance our financial performance and improve shareholder value.”

Liquidity & Capital Structure

The Company’s liquidity remains strong, with capacity of up to $376.9 million under the Company’s $800.0 million line of credit subject to certain covenant restrictions. As of quarter end, total debt outstanding was $307.0 million. The Company's operations generated $71.4 million in cash. During the quarter, the

Company paid a quarterly cash dividend of $9.0 million and repurchased 313,242 shares at a cost of $10.0 million; $7.9 million settled in the quarter while the remaining $2.1 million settled in the third fiscal quarter.

Captive Insurance Company

Anthony Scaglione, executive vice president and chief financial officer, noted, “During the second quarter, the Company launched its wholly owned captive insurance subsidiary (IFM Assurance Company). The captive should provide ABM with increased flexibility in the end-to-end management of its insurance programs with the intent to develop an enterprise wide multi-year insurance strategy. In addition, for fiscal 2015, the Company anticipates a cash tax benefit of $15.0 million to $20.0 million relating to the captive.”

Acquisition of CTS Services/Facility Support Services

Effective May 1st, ABM’s BESG business acquired certain assets and assumed certain liabilities of CTS Services/Facility Support Services, a provider of HVAC service and energy solutions in government, commercial, and industrial buildings for a purchase price of $20.0 million. CTS Services/Facility Support Services are headquartered in Beltsville, Maryland and maintain operations in Texas and West Virginia, in addition to the greater DC and Baltimore areas. In 2014, annual revenues exceeded $35 million. The Company anticipates that this acquisition will not materially impact adjusted net income per diluted share in fiscal 2015, and will be slightly accretive in fiscal 2016.

Dividend

The Company also announced that the Board of Directors has declared a third quarter cash dividend of $0.160 per common share payable on August 3, 2015 to stockholders of record on July 2, 2015. This will be ABM’s 197th consecutive quarterly cash dividend.

Fiscal 2015 Guidance

The Company is maintaining guidance for adjusted net income of $1.75 to $1.85 per diluted share and net income of $1.55 to $1.65 per diluted share. This guidance excludes potential benefits associated with an extension of the Work Opportunity Tax Credit ("WOTC") for calendar 2015. If Congress were to extend the WOTC for calendar 2015 prior to October 31, 2015, the Company could have a further benefit of $0.08 per diluted share.

Earnings Webcast

On Wednesday, June 3, 2015 at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Scott Salmirs and executive vice president and chief financial officer Anthony Scaglione. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Events” tab.

The webcast will be accessible at: http://investor.abm.com/events.cfm.

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID # 50392894.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Events and Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of end-to-end facility solutions with revenues of approximately $5.0 billion and 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM's comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause actual results to differ materially from those anticipated. These factors include, but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions provider platform, which focuses on vertical markets, may not generate the organic growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (4) our business success depends on our ability to preserve our long-term relationships with clients; (5) increases in costs that we cannot pass on to clients could affect our profitability; (6) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (7) our restructuring initiatives may not achieve the expected cost reductions; (8) our business success depends on retaining senior management and attracting and retaining qualified personnel; (9) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (10) negative or unexpected tax consequences could adversely affect our results of operations; (11) federal health care reform legislation may adversely affect our business and results of operations; (12) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (13) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (14) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (15) our business may be negatively affected by adverse weather conditions; (16) we are subject to business continuity risks associated with centralization of certain administrative functions; (17) our services in areas of military conflict expose us to additional risks; (18) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (19) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (22) any future increase in the level of our debt or in interest rates could affect our results of operations; (23) our ability to operate and pay our debt obligations depends upon our access to cash; (24) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (25) impairment of long-lived assets may adversely affect our operating results; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (28) labor disputes could lead to loss of revenues or expense variations; (29) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; and (30) disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2014, and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented net income and operating profit, as adjusted for items impacting comparability, for the second quarter of fiscal years 2015 and 2014. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the second quarter of fiscal years 2015 and 2014. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

# # #

Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended April 30,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$1,270.1	$1,231.3	3.2%
Expenses
Operating	1,139.2	1,103.4	3.2%
Selling, general and administrative	94.1	93.3	0.9%
Amortization of intangible assets	6.0	6.7	(10.4)%
Total expenses	1,239.3	1,203.4	3.0%
Operating profit	30.8	27.9	10.4%
Income from unconsolidated affiliates, net	2.2	1.2	83.3%
Interest expense	(2.5)	(2.7)	7.4%
Income before income taxes	30.5	26.4	15.5%
Provision for income taxes	(12.2)	(11.2)	(8.9)%
Net income	$18.3	$15.2	20.4%
Net income per common share
Basic	$0.32	$0.27	18.5%
Diluted	$0.32	$0.27	18.5%
Weighted-average common and common equivalent shares outstanding
Basic	56.8	56.1
Diluted	57.6	57.0
Dividends declared per common share	$0.160	$0.155

	Six Months Ended April 30,
($ in millions, except per share amounts)	2015	2014	Increase / (Decrease)
Revenues	$2,559.5	$2,457.8	4.1%
Expenses
Operating	2,300.4	2,211.9	4.0%
Selling, general and administrative	196.9	180.7	9.0%
Amortization of intangible assets	12.2	13.4	(9.0)%
Total expenses	2,509.5	2,406.0	4.3%
Operating profit	50.0	51.8	(3.5)%
Income from unconsolidated affiliates, net	3.7	2.7	37.0%
Interest expense	(5.2)	(5.4)	3.7%
Income before income taxes	48.5	49.1	(1.2)%
Provision for income taxes	(12.5)	(20.8)	39.9%
Net income	$36.0	$28.3	27.2%
Net income per common share
Basic	$0.64	$0.51	25.5%
Diluted	$0.63	$0.50	26.0%
Weighted-average common and common equivalent shares outstanding
Basic	56.6	55.9
Diluted	57.4	57.0
Dividends declared per common share	$0.320	$0.310

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
(in millions)	2015	2014
Net cash provided by operating activities	$71.4	$76.6
Purchase of businesses, net of cash acquired	$(4.4)	$(12.3)
Other	(5.9)	(9.1)
Net cash used in investing activities	$(10.3)	$(21.4)
Proceeds from exercises of stock options	$8.6	$2.5
Incremental tax benefit from share-based compensation awards	0.9	—
Repurchases of common stock	(7.9)	—
Dividends paid	(9.0)	(8.7)
Borrowings from line of credit	230.6	245.0
Repayment of borrowings from line of credit	(286.1)	(284.8)
Changes in book cash overdrafts	(5.9)	(4.8)
Repayment of capital lease obligations	(0.7)	(0.9)
Net cash used in financing activities	$(69.5)	$(51.7)

	Six Months Ended April 30,
(in millions)	2015	2014
Net cash provided by operating activities	$39.0	$37.7
Purchase of businesses, net of cash acquired	$(4.2)	$(12.1)
Other	(9.7)	(18.7)
Net cash used in investing activities	$(13.9)	$(30.8)
Proceeds from exercises of stock options	$13.5	$4.8
Incremental tax benefit from share-based compensation awards	1.2	—
Repurchases of common stock	(7.9)	—
Dividends paid	(17.9)	(17.3)
Deferred financing costs paid	(0.3)	(1.2)
Borrowings from line of credit	457.3	534.1
Repayment of borrowings from line of credit	(470.1)	(521.8)
Changes in book cash overdrafts	(5.9)	1.5
Repayment of capital lease obligations	(1.3)	(1.9)
Net cash used in financing activities	$(31.4)	$(1.8)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	April 30, 2015	October 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$30.4	$36.7
Trade accounts receivable, net of allowances	764.6	748.2
Prepaid expenses	75.7	65.5
Deferred income taxes, net	51.0	46.6
Other current assets	30.1	30.2
Total current assets	951.8	927.2
Other investments	31.9	32.9
Property, plant and equipment, net of accumulated depreciation	79.2	83.4
Other intangible assets, net of accumulated amortization	118.7	128.8
Goodwill	908.8	904.6
Other assets	115.2	116.0
Total assets	$2,205.6	$2,192.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$147.9	$175.9
Accrued compensation	133.3	131.2
Accrued taxes—other than income	34.6	29.4
Insurance claims	80.1	80.0
Income taxes payable	0.1	2.0
Other accrued liabilities	115.5	107.9
Total current liabilities	511.5	526.4
Noncurrent income taxes payable	55.6	53.7
Line of credit	307.0	319.8
Deferred income tax liability, net	27.2	16.4
Noncurrent insurance claims	263.8	269.7
Other liabilities	40.3	38.1
Total liabilities	1,205.4	1,224.1
Total stockholders' equity	1,000.2	968.8
Total liabilities and stockholders’ equity	$2,205.6	$2,192.9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase/
($ in millions)	2015	2014	(Decrease)
Revenues
Janitorial	$659.5	$631.7	4.4%
Facility Services	145.8	149.5	(2.5)%
Parking	153.5	152.6	0.6%
Security	93.7	93.8	(0.1)%
Building & Energy Solutions	121.5	118.5	2.5%
Other	96.1	85.2	12.8%
Total revenues	$1,270.1	$1,231.3	3.2%
Operating profit
Janitorial	$39.9	$37.2	7.3%
Facility Services	6.6	5.0	32.0%
Parking	6.7	6.0	11.7%
Security	2.6	2.0	30.0%
Building & Energy Solutions	3.2	3.5	(8.6)%
Other	3.0	2.4	25.0%
Corporate	(29.0)	(27.0)	(7.4)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2.2)	(1.2)	(83.3)%
Total operating profit	30.8	27.9	10.4%
Income from unconsolidated affiliates, net	2.2	1.2	83.3%
Interest expense	(2.5)	(2.7)	7.4%
Income before income taxes	30.5	26.4	15.5%
Provision for income taxes	(12.2)	(11.2)	(8.9)%
Net income	$18.3	$15.2	20.4%

	Six Months Ended April 30,		Increase/
($ in millions)	2015	2014	(Decrease)
Revenues
Janitorial	$1,325.5	$1,268.8	4.5%
Facility Services	302.0	301.2	0.3%
Parking	309.2	302.9	2.1%
Security	188.6	193.5	(2.5)%
Building & Energy Solutions	240.9	220.6	9.2%
Other	193.3	170.8	13.2%
Total revenues	$2,559.5	$2,457.8	4.1%
Operating profit
Janitorial	$74.8	$67.5	10.8%
Facility Services	12.5	10.1	23.8%
Parking	13.2	11.2	17.9%
Security	4.5	4.3	4.7%
Building & Energy Solutions	4.4	6.2	(29.0)%
Other	5.6	4.3	30.2%
Corporate	(61.3)	(49.1)	(24.8)%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(3.7)	(2.7)	(37.0)%
Total operating profit	50.0	51.8	(3.5)%
Income from unconsolidated affiliates, net	3.7	2.7	37.0%
Interest expense	(5.2)	(5.4)	3.7%
Income before income taxes	48.5	49.1	(1.2)%
Provision for income taxes	(12.5)	(20.8)	39.9%
Net income	$36.0	$28.3	27.2%

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Reconciliation of Adjusted Net Income to Net Income
Adjusted net income	$21.3	$18.8	$42.8	$32.9
Items impacting comparability:
CEO/CFO Change (a)	(1.4)	—	(4.6)	—
Litigation and other settlements	—	(3.4)	(2.3)	(3.4)
Restructuring (b)	(0.1)	(1.0)	(0.8)	(1.6)
Acquisition costs	(0.5)	(0.2)	(0.7)	(0.3)
Rebranding (c)	—	(1.4)	(0.1)	(1.8)
U.S. Foreign Corrupt Practices Act investigation (d)	(0.1)	(0.3)	(0.2)	(0.9)
Insurance adjustment	(3.0)	—	(3.0)	—
Total items impacting comparability	(5.1)	(6.3)	(11.7)	(8.0)
Benefit from income taxes	2.1	2.7	4.9	3.4
Items impacting comparability, net of taxes	(3.0)	(3.6)	(6.8)	(4.6)
Net income	$18.3	$15.2	$36.0	$28.3

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Reconciliation of Adjusted Operating Profit to Operating Profit
Adjusted operating profit	$35.9	$34.2	$61.7	$59.8
Total items impacting comparability	(5.1)	(6.3)	(11.7)	(8.0)
Operating profit	$30.8	$27.9	$50.0	$51.8

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$52.5	$49.4	$93.8	$90.9
Items impacting comparability	(5.1)	(6.3)	(11.7)	(8.0)
Provision for income taxes	(12.2)	(11.2)	(12.5)	(20.8)
Interest expense	(2.5)	(2.7)	(5.2)	(5.4)
Depreciation and amortization	(14.4)	(14.0)	(28.4)	(28.4)
Net income	$18.3	$15.2	$36.0	$28.3

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Reconciliation of Adjusted Net Income per Diluted Share to Net Income per Diluted Share
Adjusted net income per diluted share	$0.37	$0.33	$0.75	$0.58
Items impacting comparability, net of taxes	(0.05)	(0.06)	(0.12)	(0.08)
Net income per diluted share	$0.32	$0.27	$0.63	$0.50
Diluted shares	57.6	57.0	57.4	57.0

(a) Represents severance and other costs related to the departure of our former CEO and CFO.

(b) Restructuring costs associated with realignment of our operational structure.

(c) Represents costs related to the Company's branding initiative.

(d) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF ESTIMATED ADJUSTED NET INCOME PER DILUTED SHARE TO

ESTIMATED NET INCOME PER DILUTED SHARE FOR THE YEAR ENDING OCTOBER 31, 2015

	Year Ended October 31, 2015
Estimated net income per diluted share (a)	Low Estimate	High Estimate
	(per diluted share)
Adjusted net income per diluted share	$1.75	$1.85
Adjustments (b)	$(0.20)	$(0.20)
Net income per diluted share	$1.55	$1.65

(a) This guidance excludes potential benefit associated with the Work Opportunity Tax Credit for calendar 2015. If Congress were to extend the WOTC for calendar 2015 prior to October 31, 2015, the Company could have a further benefit of $0.08 per diluted share.

(b) Adjustments include certain rebranding costs and legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.